EXHIBIT 10.06

                              EMPLOYMENT AGREEMENT

      l.    PARTIES.

      The parties to this  Agreement are AVID,  INC., a California  corporation,
hereinafter  called  "Employer"  and  DAVID  E.  RODERICK,   hereinafter  called
"Employee."

      2.    RECITALS.

      This Agreement is made with reference to the following facts:

      2.01 Employee has been employed by Employer as President, Secretary and Chief Financial Officer of Employer and Employee is familiar with the business operations of Employer. Employer is desirous of formalizing the employment of Employee pursuant to this Agreement.

      2.02  Golf   Innovations   Corp.,  a  Nevada   Corporation   ("GIC"),   is
contemporaneously acquiring all of the shares of Employer, including 10,000 shares owned by Employee.

      2.03 The parties desire by this Agreement to provide the terms and conditions of employment and the benefits to be provided by Employer to Employee.

      3.    AGREEMENT.

      THE PARTIES AGREE AS FOLLOWS:

      3.01 EMPLOYMENT. Employer hereby engages Employee, and Employee hereby accepts employment from Employer, upon the terms and conditions herein set forth.

      3.02 TERM. The term of this Agreement shall be for a period of five (5) years, commencing on the effective date of this Agreement and terminating on the fifth anniversary thereof, subject, however, to prior termination as herein provided. This Agreement shall be automatically renewed for succeeding terms of one (1) year each unless either party, at least sixty (60) days prior to the expiration of any term, gives written notice of intent not to renew this Agreement.

      3.03 SERVICES TO BE RENDERED. Employee is engaged as President to render services for and on behalf of Employer and agrees to devote Employee's full time and attention to the business of Employer. Employee shall be primarily responsible for merchandising, design, market research, sales and production for Employer.

      Employee shall not, without the express written consent of Employer, directly or indirectly during the term of this Agreement and for a period of two
(2) years thereafter, render services of a business nature to or for any person or firm for compensation, or engage in any activity competitive with and adverse to Employer's business in the United States, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation or as a trustee, fiduciary or other representative of any other entity.

      3.04 COMPENSATION. Employer agrees to pay Employee during the term of this Agreement, and Employee hereby accepts as full compensation for the performance of services hereunder, the current and deferred compensation and other benefits set forth on Schedule "A" attached hereto and incorporated herein by this reference. All current compensation shall be subject to customary withholding tax and other employment taxes as required with respect to compensation paid by an employer to an employee.

      3.05 EXPENSES. During the period of employment, Employee shall be reimbursed for reasonable and necessary business expenses in accordance with the general policy of Employer.

      3.06 REIMBURSEMENT OF DISALLOWED COMPENSATION AND EXPENSES. In the event any compensation paid to Employee, including expenses paid on behalf of Employee, or any reimbursement of expenses paid to Employee, shall, upon audit or other examination of the income tax returns of Employer, be determined not to be an allowable deduction from the gross income of Employer, and such determination shall be acceded to by Employer, or such determination shall be rendered final by the appropriate state or federal taxing authority, or a judgment of a court of competent jurisdiction, and no appeal shall be taken therefrom, or the applicable period for filing notice of appeal shall have expired, then in such event, Employee shall repay to Employer the amount of such disallowed compensation or expenses, or both. Such repayment may not be waived by Employer.

      3.07 VACATION. Employee shall be entitled to a vacation of four (4) weeks without loss of compensation, or such greater length as may be approved from time to time by the Employer.

      3.08 EMPLOYER'S AUTHORITY. Employee agrees to observe and comply with the rules and regulations of Employer, either orally or in writing, respecting performance of Employee's duties and to carry out and to perform orders, directions and policies stated by Employer to Employee, from time to time, either orally or in writing.

      3.09 ACCOUNTING. True and accurate records of accounts shall be kept in accordance with good accounting practices and shall be available at any reasonable time for inspection by Employee.

      3.10 OFFICE SPACE AND EQUIPMENT. Employer shall furnish all necessary office space, equipment and supplies which may be necessary for the successful performance of Employee's duties hereunder and the conduct of its business.

      3.11 TERMINATION. Notwithstanding the term of this Agreement, this Agreement shall be terminated upon the happening of any of the following events:

      (a) Whenever Employer and Employee shall mutually agree to termination in writing;

      (b)   Death of Employee;

      (c) Employee remains sick or disabled for the period of three (3) consecutive months;

      (d) For cause, which shall be deemed to exist if: (i) Employee willfully refused to perform services hereunder, (ii) Employee engages in acts of dishonesty or fraud in connection with his services hereunder; or (iii) Employee engages in other serious misconduct of such a nature that the continued employment of Employee may reasonably be expected to adversely affect the business of properties of Employer. The shareholders of Employer shall have the sole discretion to determine whether the conditions constituting a termination for cause have occurred;

      (e) Notwithstanding any of the provisions of subparagraphs (a) and (b) above, upon sixty (60) days' prior written notice by either Employer or Employee to the other.

      Upon termination for any of the foregoing causes, Employee shall be entitled to receive all compensation accrued but unpaid as of the date of termination.

      3.12 SEVERANCE PAYMENTS. In the event that this Agreement is terminated by Employer without cause (i.e., other than "for cause," as defined in Section 3.11 above), Employer shall make severance payments to Employee in the amount of Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) per month for a period of six (6) months. In the event that this Agreement is terminated by Employee, or is terminated by Employer for cause (as defined in Section 3.11 above), Employer shall not be obligated to make any severance payments to Employee.

      3.13 Employee covenants and agrees that he will not for two (2) years from the date hereof, use, directly or indirectly, for his own account or for the account of any third party, without the prior written consent of Employer, any observations, data, written materials, customer lists, supplier or vendor lists, records or documents relating to Employer which are of a confidential or proprietary nature and which Employee may have acquired by virtue of work performed for Employer.

      3.14 All written materials, records and documents made by Employee or coming into his possession during the term of his employment by and ownership of shares in Employer concerning the business or affairs of Employer shall be the sole property of Employer and retained by Employer.

      3.15 Employee agrees that any trade secrets, invention, improvement, patent, patent application, or writing and any program, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, devised, developed or otherwise obtained by him during his employment by and ownership of shares in Employer relating to the business, property, methods, suppliers or customers of Employer shall remain the sole property of Employer.

      3.16 Employee covenants and agrees that for a period of two (2) years from the date hereof, he shall not directly or indirectly solicit, entice or encourage the employment or resignation of any employee of Employer.

      3.17 Employee recognizes, acknowledges and agrees that the Employer's customer and client lists and other records and information pertaining to Employer's customers, clients and business, as such lists, records and information may exist from time to time, as well as the respective customer and client lists and other records and information pertaining to the customers, clients and business of Employer, to which Employee has had access as an employee of Employer, are valuable, special and unique assets which constitute protectable interests of Employer. Employee covenants and agrees that for a period of two (2) years from the date hereof, he shall not (i) canvas, solicit or accept any business in connection with the business of Employer, from any person or entity who is a customer of Employer, (ii) give any person, firm, corporation or entity the right to canvas, solicit or accept any business in connection with the business of Employer, from any person or entity who is a customer of Employer; or (iii) directly or indirectly, request or advise any person or entity who is a customer of Employer to withdraw, curtain or cancel business with Employer. "A customer of Employer" shall be any person or entity that has purchased goods from Employer in the twelve (12) month period prior to Employee's termination.

      3.18 Employee acknowledges and agrees that the scope, period of restriction and geographic area of restriction imposed by the provisions of
Section 3 are fair and reasonable and are reasonably required for the protection of Employer. In the event that any part of these covenants relating to the scope, geographic area of restriction or the period of restriction shall be determined by a court of competent jurisdiction to exceed the maximum area or period of time that such court would deem enforceable under applicable law, the scope, geographic area of restriction or the period of restriction, as the case may be, shall be reduced to the maximum scope, area and period that such court would deem valid and enforceable.

      It is understood by and between the parties hereto that the foregoing covenants by Employee as set forth above are essential elements of this Agreement and the purchase of the shares of Employer by GIC, and that GIC would not have encouraged that Employer to have entered into this Agreement unless Employee agreed to comply with such covenants. Furthermore, Employee covenants and agrees that in the event of Employee's actual or threatened breach of any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee therefrom, as damages at law would not be an adequate remedy. Nothing herein shall be construed as prohibiting Employer from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee. Employer shall also be entitled to recover attorney fees from Employee in connection with the enforcement of these provisions.

      3.19 CALIFORNIA LAW. This Agreement is drawn to be effective in and shall be construed in accordance with the laws of the State of California.

      3.20 AMENDMENT. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by Employee and a duly authorized representative of Employer.

      3.21 WAIVER. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Employer, and Employer shall be free to reinstate any such term or condition, with or without notice to Employee.

      3.22 BINDING EFFECT. This Agreement shall bind all parties, their respective heirs, personal representatives, or assigns, but nothing herein shall be construed as an authorization or right of any party to assign the rights or obligations stated hereunder.

      3.23 EFFECTIVE DATE OF THIS AGREEMENT. The effective date of this Agreement is January 1, 1999.

EMPLOYER:                                  EMPLOYEE:

AVID SPORTSWEAR, INC.
A CALIFORNIA CORPORATION

By: /s/ Michael E. [Lavalliere]          /s/ David E. Roderick
   -------------------------------       -------------------------------
      Vice President

By: /s/ Jerry L. Busiere
   -------------------------------
      Secretary

                                  SCHEDULE A-1


                                  SCHEDULE "A"

                          SCHEDULE OF COMPENSATION FOR
                                DAVID E. RODERICK

      1.    Current Compensation.

      In accordance with Section 3.04 of the Employment Agreement to which this Schedule attached, Employee shall be paid total compensation, as follows:

      a. A base salary per year of $150,000.00, payable at the rate of $12,500.00 per month commencing the effective date of the Employment Agreement.

      b. Employee shall be eligible for annual salary increase in discretion of Employer.

      c. In addition to base salary, Employer may pay to Employee such bonuses or additional compensation as may be determined reasonable from time to time by its Shareholders.

      2.    Other Benefits.

      Employer may provide to Employee such health, disability and other benefits as may be determined from time to time by Employer for its employees.







                                  SCHEDULE A-1